SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TELEDYNE TECHNOLOGIES INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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Teledyne Technologies Incorporated

Annual Meeting of Stockholders

April 22, 2020

Supplement No. 1 to Definitive Proxy Statement dated March 10, 2020

Teledyne Technologies Incorporated (the “Company”) is filing this amendment and supplement (this “Supplement”) dated March 11, 2020 to its proxy statement dated March 10, 2020 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held on April 22, 2020, solely to correct a typographical error in footnote 1 to the Summary Compensation Table on page 52 of the Proxy Statement. As corrected, footnote 1 is:

(1) On January 1, 2019, Mr. Pichelli became President and Chief Executive Officer (our Principal Executive Officer), with Dr. Mehrabian continuing as Executive Chairman. Dr. Mehrabian was Chairman, President and Chief Executive Officer on December 31, 2018, the first day of our 2019 fiscal year. Consequently, Teledyne had two Principal Executive Officers for fiscal year 2019, with Dr. Mehrabian serving in that role for one day.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically corrected by this Supplement, all information in the Proxy Statement remains unchanged.